EXHIBIT 23.1

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Ambac Assurance Corporation:


      We consent to the incorporation by reference in the registration statement (No. 333-132375) of CWHEQ, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant relating to CWHEQ Home Equity Loan Asset Backed Certificates, Series 2006-S6 (the "Prospectus Supplement") of our report dated March 10, 2006 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 13, 2006, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.



                                                /s/ KPMG LLP
                                                --------------------------------



New York, New York
September 27, 2006